Exhibit 32

CERTIFICATION

      We, Matthew P. Lawlor, Chairman of the Board and Chief Executive Officer, and Catherine A. Graham, Executive Vice President and Chief Financial Officer, of Online Resources Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Annual Report on Form 10-K (or Form 10-KSB) of the Company for the annual period ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ MATTHEW LAWLOR

Name: Matthew P. Lawlor

Title:	Chairman of the Board, and

Chief Executive Officer

Dated: March 12, 2004

By:	/s/ CATHERINE GRAHAM

Name: Catherine A. Graham,

Title:	Executive Vice President, and

Chief Financial Officer
(Principal Financial Officer)

Dated: March 12, 2004

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.